Exhibit 23.2
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-209732, 333-202496, 333-194054, 333-185025, 333-172379, and 333-166245) of Calix, Inc., of our report dated February 25, 2016, with respect to the consolidated financial statements of Calix, Inc. for the year ended December 31, 2015, included in this Annual Report (Form 10-K) for the year ended December 31, 2016.

/s/ Ernst & Young LLP
San Francisco, California
February 28, 2017